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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported):  October 23, 1997
                                                   ----------------



                           SLM HOLDING CORPORATION
                          ------------------------
        (Exact name of registrant's name as specified in its charter)

Delaware                                   333-21217                                 52-2013874
--------                                   -----------------                         ----------
(State or Other                            (Commission File                          (I.R.S. Employer
Jurisdiction of                            Numbers)                                  Identification No.)
Incorporation)


                           11600 Sallie Mae Drive
                           Reston, Virginia 20193
                      --------------------------------
                  (Address of principal executive offices)

      Registrant's telephone number, including area code:  (703) 810-3000


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Item 4.          Change in Registrant's Certifying Accountant


                 Effective October 23, 1997, the Registrant dismissed Ernst & Young LLP and engaged Arthur Andersen as its certifying accountant.

                 For neither of the past two years did any report on the Registrant's financial statements prepared by Ernst & Young LLP contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles.

                 The decision to change accountants was recommended and approved by the audit committee of the Registrant's board of directors.

                 During the Registrant's two most recent fiscal years and all subsequent interim periods preceding Ernst & Young's dismissal and Arthur Andersen's engagement, (1) there have been no disagreements between the Registrant and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, (2) neither the Registrant nor any of its agents consulted Arthur Andersen about any of the matters specified in Regulation S-K Item 304 (a) (2) (i) or (ii) and
(3) there were no "reportable events" as defined in Regulation S-K Item 304 (a)
(1) (v).

         The Registrant has provided Ernst & Young with a copy of the disclosures set forth in this Current Report and has requested Ernst & Young to furnish the Registrant with a letter addressed to the Commission (the "E & Y Letter") stating whether it agrees with the statements made by the Registrant in this Current Report in response to Regulation S-K Item 304 (a) and, if not, stating the respects in which it does not agree. The E & Y Letter is filed herewith as Exhibit 16.

Item 7.          Financial Statements and Exhibits

         (c)     Exhibit

                 16       Ernst & Young Letter

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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 29, 1997

                                       SLM
                                       HOLDING
                                       CORPORATION

                                       By:       /s/ Mark G. Overend
                                                 -------------------
                                       Name:     Mark Overend
                                       Title:    Vice President and Chief
                                                 Financial Officer





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